BUSINESS PURCHASE AGREEMENT

by and among

ARVANA INC

and

DOWN 2 FISH CHARTERS, LLC

and

LCF SALONS, LLC.

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BUSINESS PURCHASE AGREEMENT

Dated as of November 16, 2022

This Business Purchase Agreement (“Agreement”) is entered into as of the date first set forth above (“Effective Date”) by and between (i) Arvana Inc. a Nevada corporation (“Arvana”), (ii) Down 2 Fish Charters LLC., a Florida limited liability company (“Down2Fish”), and (iii) the owner of Down2Fish, LCF Salons, LLC, a Utah limited liability company (“LCF”), as set forth on the signature page hereto. Down2Fish and the LCF may be referred to collectively herein as the “Down2Fish Parties” and separately as a “Down2Fish Party”. Arvana, Down2Fish and LCF may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS LCF agrees to sell, convey, transfer, and assign one hundred percent (100%) of its ownership interest in Down2Fish to Arvana, and Arvana agrees to purchase Down2Fish, on the terms and conditions set forth herein.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I. DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

(a)	“Acquisition Inquiry” means an inquiry, indication of interest, proposal or request for non-public information that could reasonably be expected to lead to an Acquisition Transaction.
(b)	“Acquisition Transaction” means any transaction or series of related transactions with a Person or “group” (as defined in the Exchange Act) concerning any (i) merger, consolidation, business combination, share exchange, joint venture or similar transaction involving Down2Fish or LCF pursuant to which such Person or “group” would own any of the consolidated assets, revenues or net income of Down2Fish, (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of the assets of Down2Fish representing any of the consolidated assets, revenues or net income of Down2Fish, (iii) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of any Equity Securities of Down2Fish, including the Down2Fish Membership Interests, (iv) transaction or series of transactions in which any Person or “group” would acquire beneficial ownership or the right to acquire beneficial ownership of any Equity Securities of Down2Fish, (v) action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction, or (vi) any combination of any of the foregoing.
(c)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.
(d)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.
(e)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.
(f)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Florida are authorized or required by law or executive order to close.
(g)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (“Controlled Person”) shall be deemed Controlled by (a) any other Person (“10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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(h)	“Derivatives” means any options, warrants, convertible securities or other rights, agreements, arrangements, or commitments of any character relating to each of the Equity Securities of Down2Fish and Arvana.
(i)	“Equity Security” means, in respect of any Person, (a) any capital stock, membership units, or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and, (d) any “equity security” within the meaning of the Exchange Act.
(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
(k)	“Intellectual Property” means trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights.
(l)	“Knowledge of Down2Fish” means the knowledge, after and assuming due inquiry, of any officer, director, general partner, partner (other than a limited partner), manager, member, or executive officer of Down2Fish.
(m)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.
(n)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale, voting agreement or proxy, for any the foregoing.
(o)	“Material Adverse Effect” means a material and adverse change or a material and adverse effect, individually or in the aggregate, on the condition (financial or otherwise), net worth, management, earnings, cash flows, business, operations, or properties of a Party taken as a whole, whether or not arising from transactions in the ordinary course of business.
(p)	Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by an Authority.
(q)	Person” means an individual, corporation, partnership (including a general partnership, limited partnership, or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality.
(r)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.
(s)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(t)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, or additional amount imposed with thereto.
(u)	“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to Tax.
(v)	“Termination Date” means February 24, 2023, or as determined by the mutual written agreement the Parties hereto.
(w)	“Transaction Documents” means this Agreement and any other certificate, agreement or document entered into or delivered in connection with the transactions as contemplated herein or therein.
(x)	“Transaction” means the transaction contemplated by the Transaction Documents.

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Section 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital, Exhibit or Schedule shall refer, respectively, to Sections, Subsections, Recitals, Exhibits or Schedules of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

ARTICLE II. MEMBERSHIP INTEREST EXCHANGE

Section 2.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, LCF shall sell, assign, transfer and deliver to Arvana, free and clear of all Liens pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description one hundred percent (100%) ownership of Down2Fish as evidenced by membership interests in the limited liability company (“Membership Interests”) in exchange for seven hundred and fifty thousand dollars ($750,000) of which fifty thousand dollars ($50,000) to be paid at the Closing to LCF and the remainder of seven hundred thousand dollars ($700,000) to be paid pursuant to a secured promissory note that bears interest of seven and one quarter percent (7 ¼%) per annum, that matures on the second (2nd anniversary) of the Closing Date of this Agreement (“Note”) attached hereto as Exhibit A.

The Transaction as set forth in this Section 2.01, subject to the other terms and conditions herein, is referred to collectively herein as the “Exchange.”

Section 2.02 Closing. The closing of the Transaction (“Closing”) shall occur on the second Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions to exist) of the conditions to closing set forth in Section 5.01, Section 5.02 and Section 5.03, or at such other date, time or place as the Parties may agree (the date and time at which the Closing is actually held being the “Closing Date”, via the exchange of electronic documents and other items as required herein.

Section 2.03 Down2Fish and LCF Deliverables at the Closing. At the Closing, Down2Fish or LCF, as applicable, shall deliver to Arvana:

(a)	an assignment of interest, attached hereto as Exhibit B, or such other instruments of transfer duly executed in blank and with all required stock transfer stamps affixed, in form and substance satisfactory to the Arvana as required for the Membership Interests to be transferred to Arvana, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, with all necessary transfer tax and other revenue stamps, acquired at LCF’s expense, affixed;
(b)	a certificate prepared by a manager of Down2Fish, on behalf of Down2Fish and attested by LCF, dated as of the Closing Date:
(i)	attaching and certifying copies of resolutions of LCF authorizing the execution, delivery and performance of this Agreement, and the other documents referenced herein;
(ii)	attaching the Down2Fish organizational documents;
(iii)	certifying that the conditions set forth in Section 5.02(a), Section 5.02(b), Section 5.02(c), Section 5.02(d), Section 5.02(e), Section 5.02(f), and Section 5.02(g) have been satisfied and that the statements therein are true and correct; and
(iv)	attaching a certificate of status issued by the Florida Secretary of State for Down2Fish, dated as of a date within five (5) calendar days of the Closing Date.
(c)	Down2Fish audited financial statements prepared for the annual periods ended December 31, 2020, and December 31, 2021, and unaudited financial statements for the three and nine-month interim periods ended September 30, 2022, and September 30, 2021(“Financial Statements”).

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Section 2.04 Arvana Deliverables at the Closing. At the Closing, Arvana shall deliver to Down2Fish or LCF, as applicable:

(a)	the Note in the amount of seven hundred thousand dollars ($700,000), the appended security agreement, and acknowledgement of LCF’s entitlement to file a UCC-1 Financing Statement as attached thereto.
(b)	a cashier’s cheque in the amount of fifty thousand dollars ($50,000).

(c) a certificate prepared by the secretary of Arvana, dated as of the Closing Date:

(i)	attaching and certifying copies of the resolutions of Arvana’s board of directors authorizing the execution, delivery and performance of this Agreement and the other documents referenced herein;
(ii)	certifying that the conditions set forth in Section 5.03(a), Section 5.03(b), Section 5.03(c), Section 5.03(d), and Section 5.03(e) have been satisfied and that the statements therein are true and correct; and
(iii)	attaching a certificate of status issued by the Nevada Secretary of State for Arvana, dated as of a date within five (5) calendar days of the Closing Date.

(d) an amended Operating Agreement, attached hereto as Exhibit C.

Section 2.05 Additional Documents. At the Closing or immediately thereafter, Arvana, Down2Fish, and LCF shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at, prior to, or following the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Transactions.

Section 2.06 Conveyance Taxes. The Parties shall pay their respective obligations regarding any sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar taxes incurred as a result of the Transactions.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE DOWN2FISH PARTIES

As an inducement to, and to obtain the reliance of Arvana, the Down2Fish Parties, jointly and severally (other than with respect to the representations and warranties as set forth in Section 3.08 and Section 3.30 which are given by LCF individually, severally and not jointly) represent and warrant to Arvana, as of the Effective Date and as of the Closing Date, except as otherwise specifically set forth, which speak solely with respect to a particular date, and as set forth in the schedules delivered to Arvana on the Effective Date (“Disclosure Schedules”) as follows:

Section 3.01 Corporate Existence and Power. Down2Fish is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Florida, duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Down2Fish has delivered to Arvana complete and correct copies of its articles of organization, bylaws, and all other organizational documents and company minute books as in effect on the Effective Date (“Down2Fish Organizational Documents”). Down2Fish has full company power and authority to carry on its business as it is now being conducted, and to own or lease its properties and assets.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Down2Fish Organizational Documents. Down2Fish has taken all actions required by Law, the Down2Fish Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 3.03 Valid Obligation. This Agreement and all Transaction Documents executed by Down2Fish and LCF in connection herewith constitute the valid and binding obligations of Down2Fish LCF, as applicable, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 No Conflict with Other Instruments. The execution of this Agreement by Down2Fish and LCF and the consummation of the Transactions by Down2Fish and LCF will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Down2Fish or LCF is a party or to which any of their respective assets, properties or operations are subject.

Section 3.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by any Down2Fish Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

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Section 3.06 Authorized Membership Interests and Capital.

(a)	As of the Effective Date, one hundred percent (100%) of the Membership Interests of Down2Fish are held by LCF. Down2Fish has no other Membership Interests in “treasury” or any additional separate classes of interests either authorized or outstanding
(b)	Down2Fish has no Derivatives or commitments to issue any Equity Securities or Derivatives, and there are no outstanding securities convertible or exercisable into or exchangeable for Down2Fish Membership Interests or any other Equity Security of Down2Fish.
(c)	The offer, issuance and sale of the Membership Interests is (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws, and (c) accomplished in conformity with all other applicable securities Laws. None of the Membership Interests are subject to a right of withdrawal or a right of rescission under any federal or state securities Law.

Section 3.07 Validity of Membership Interests. The Membership Interests to be delivered at the Closing shall be duly and validly issued, fully paid and non-assessable, free and clear of any Liens.

Section 3.08 Title to and Issuance of the Membership Interests. LCF is, and on the Closing Date will be, the record and beneficial owner of the Membership Interests to be delivered at the Closing, as set forth on Exhibit D attached hereto, free and clear of all Liens. None of the Membership Interests are subject to pre-emptive or similar rights, either pursuant to any Down2Fish Organizational Document, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any Membership Interest or other interests in Down2Fish from LCF.

Section 3.09 Liabilities. Section 3.09 of the Disclosure Schedules sets forth, as of the Effective Date, separately, (i) a true, correct and complete list of all outstanding loans, lines of credit and other indebtedness incurred by Down2Fish, inclusive of any outstanding loans, lines of credit and other indebtedness incurred by Down2Fish, the repayment obligations for which are secured by certain of Down2Fish’s assets; (ii) with respect to each loan described in the foregoing clause, the remaining amounts due thereunder as of the Effective Date, and (iii) any other Liabilities of Down2Fish. For purposes herein, “Liabilities” means any material liabilities, obligations, or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute, or contingent, accrued or unaccrued, matured or unmatured or otherwise, including without limitation any penalties, interest and/or excise tax as may be applicable.

Section 3.10 Financial Statements. Section 3.10 of the Disclosure Schedules shall include the Financial Statements, and its representation that such Financial Statements are true, correct, and complete.

Section 3.11 Subsidiaries. Down2Fish does not have any subsidiaries, and does not own, beneficially or of record, any equity interests of any other Person.

Section 3.12 Absence of Certain Changes or Events. Since the Effective Date, without Arvana’s consent:

(a)	There has not been any Material Adverse Change in the business, operations, properties, assets, or condition (financial or otherwise) of Down2Fish;
(b)	Down2Fish has not (i) amended the Down2Fish Organizational Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, managers, or employees; and
(c)	Down2Fish has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

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Section 3.13 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the Knowledge of Down2Fish after reasonable investigation, threatened by or against Down2Fish or affecting Down2Fish or its properties, at Law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Down2Fish has no Knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 3.14 Compliance with Laws and Regulations. Down2Fish has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Down2Fish or except to the extent that noncompliance would not result in the occurrence of any material liability for Down2Fish.

Section 3.15 Regulatory Permits. Down2Fish possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as presently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and Down2Fish has not received any notice of proceedings relating to the revocation or modification of any such permit.

Section 3.16 Contracts.

(a)	Section 3.16(a) of the Disclosure Schedules contains a list of all contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Down2Fish is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business. In the case of oral agreements, Section 3.16(a) of the Disclosure Schedules contains a description thereof;
(b)	All contracts, agreements, franchises, license agreements, and other commitments to which Down2Fish is a party or by which its properties are bound, and which are material to the operations of Down2Fish taken as a whole are valid and enforceable by Down2Fish in all respects, except as limited by bankruptcy and insolvency Laws and by other Laws affecting the rights of creditors generally; and
(c)	Section 3.16(c) of the Disclosure Schedules contains a list of all Down2Fish’s trademarks, trademark applications, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights, and other intellectual property rights. Down2Fish owns, licenses, or has rights to use any and all intellectual property and technology used in its business, and to the Knowledge of Down2Fish, its use of such intellectual property or technology does not infringe upon the intellectual property rights of any third party.

Section 3.17 Bank Accounts; Power of Attorney. Section 3.17 of the Disclosure Schedules sets forth a true and complete list of (i) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Down2Fish within the past twelve (12) months, the account numbers thereof, and all Persons authorized to sign or act on behalf of Down2Fish; (ii) all safe deposit boxes and other similar custodial arrangements maintained by Down2Fish within the past twelve (12) months; (iii) the check ledger for the last twelve (12) months, and (iv) the names of all Persons holding powers of attorney from Down2Fish or who are otherwise authorized to act on behalf of Down2Fish with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 3.18 Controls. Down2Fish maintains a system of internal accounting controls appropriate for its size. There is no transaction, arrangement, or other relationship between Down2Fish and an unconsolidated or other off balance sheet entity that is not disclosed by Down2Fish in its financial statements or otherwise that would be reasonably likely to have a Material Adverse Effect.

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Section 3.19 Intellectual Property. Down2Fish owns or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its businesses as now conducted. None of Down2Fish’s material Intellectual Property has expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. To the Knowledge of Down2Fish there is no infringement by it of any material Intellectual Property of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Knowledge of Down2Fish, being threatened against, Down2Fish regarding the infringement of any Intellectual Property, which could reasonably be expected to have a Material Adverse Effect.

Section 3.20 Environmental Laws. To the Knowledge of Down2Fish, a (i) is in compliance with any and all applicable foreign, federal, state and local Laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (ii) has received all permits, licenses or other approvals required of it under such applicable Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.21 Title and Leases. Down2Fish has good and marketable title to all personal property owned by it that is material to its business, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Down2Fish. Any real property and facilities held under lease by Down2Fish is held under valid, subsisting, and enforceable leases with which Down2Fish is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Down2Fish.

Section 3.22 Insurance. Down2Fish is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Down2Fish believes to be prudent and customary in the businesses in which it is engaged. Down2Fish has not been refused any insurance coverage sought or applied for, and it has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of Down2Fish, taken as a whole.

Section 3.23 Tax Status. Down2Fish has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Down2Fish has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Down2Fish know of no basis for any such claim.

Section 3.24 Transactions with Affiliates. The officers, directors, managers, and employees of Down2Fish are presently party to transactions with it including contracts, agreements, the reimbursement of expenses or other arrangements that provide for the furnishing of services to or by, providing for the lease of real or personal property to or from, or otherwise requiring payments to Down2Fish officers, directors, managers, or entities in which an officer, director, manager, or employee has a substantial interest. Arvana has reviewed the affiliate transactions of which it is aware and deemed same to be fair and reasonable.

Section 3.25 Foreign Corrupt Practices. Neither Down2Fish, nor, to the Knowledge of Down2Fish, any agent or other Person acting on behalf of Down2Fish, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Down2Fish (or made by any Person acting on its behalf of which Down2Fish is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 3.26 Money Laundering. Down2Fish is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, the Laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

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Section 3.27 Illegal or Unauthorized Payments; Political Contributions. Neither Down2Fish nor, to the Knowledge of Down2Fish, any of the officers, directors, employees, agents or other representatives of Down2Fish or any other business entity or enterprise with which it is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of Down2Fish.

Section 3.28 Investment Company.  Down2Fish is not an “investment company” within the meaning of Investment Company Act of 1940, as amended.

Section 3.29 No Disqualification Events. None of Down2Fish, any affiliated issuer, any director, executive officer, other officer of Down2Fish, any beneficial owner of 10% or more of its outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Down2Fish in any capacity at the time of sale is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Down2Fish has exercised reasonable care to determine whether any Person made party to this Agreement is subject to a Disqualification Event.

Section 3.30 Approval of Agreement. LCF has authorized the execution and delivery of this Agreement and has approved this Agreement and the Transactions.

Section 3.31 Disclosure. All disclosure provided to Arvana regarding Down2Fish, its business and the Transactions, including the Disclosure Schedules, furnished by or on behalf of Down2Fish and LCF with respect to the representations and warranties made herein is true and correct with respect to such representations and warranties and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 3.32 No Brokers. No Down2Fish Party has retained any broker or finder in connection with any of the Transactions, and no Down2Fish Party incurred or agreed to pay, or has taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ARVANA

As an inducement to, and to obtain the reliance of Down2Fish and LCF, Arvana represents and warrants to Down2Fish and LCF, as of the Effective Date and as of the Closing Date except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date, as follows:

Section 4.01 Corporate Existence and Power. Arvana is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Arvana has full power, authority, and legal right and has taken all action required by Law, its articles of incorporation and bylaws (“Arvana Organizational Documents”), or otherwise to consummate the Transactions.

Section 4.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Arvana Organizational Documents. Arvana has taken all actions required by Law, the Arvana Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by Arvana in connection herewith constitute the valid and binding obligations of Arvana, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04 No Conflict with Other Instruments. The execution of this Agreement by Arvana and the consummation of the Transactions by Arvana will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate, or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Arvana is a party or to which any of its assets, properties or operations are subject.

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Section 4.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Arvana requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 4.06 Authorized Shares and Capital.

(a)	As of the Effective Date, the authorized capital stock of Arvana consists of (i) 500,000,000 shares of common stock, par value $0.001 per share, of which 35,948,518 shares are issued and outstanding, and (ii) 2,600,000 stock options outstanding.
(b)	Except as disclosed in Section 4.06(a), Arvana has no other Derivatives or commitments to issue any additional Equity Securities or Derivatives, and there are no other outstanding securities convertible or exercisable into or exchangeable for Equity Securities or Derivatives or any other Equity Security of Arvana.
(c)	There is no voting trust, agreement, or arrangement among any of the beneficial holders of Arvana Equity Securities affecting the nomination or election of directors or the exercise of the voting rights of Arvana Equity Securities.
(d)	The offer, issuance and sale of outstanding Arvana Equity Securities were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws, and (c) accomplished in conformity with all other applicable securities Laws. None of the Arvana Equity Securities are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

Section 4.07 Validity of Note. The Note to be delivered to LCF at the Closing shall be duly and validly issued, fully paid and non-assessable, free, and clear of any Liens.

Section 4.08 Litigation and Proceedings. Except as disclosed in the reports, schedules, forms, statements, periodic filings, and other documents (“SEC Documents”) filed by Arvana with the Securities and Exchange Commission (“Commission”), there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Arvana after reasonable investigation, threatened by or against Arvana or affecting Arvana or its properties, at Law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Except as disclosed in the SEC Documents, Arvana has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default. As of the Effective Date, Arvana’s board of directors has not approved or acquiesced to any bankruptcy proceeding, receivership, or similar proceeding with respect to Arvana.

Section 4.09 Approval of Agreement. The board of directors of Arvana has authorized the execution and delivery of this Agreement.

Section 4.10 Compliance with Laws and Regulations. Arvana has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect its business, operations, properties, assets, or condition or except to the extent that non-compliance would not result in the occurrence of any material liability for Arvana.

Section 4.11 Regulatory Permits. Arvana possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as presently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and Arvana has not received any notice of proceedings relating to the revocation or modification of any such permit.

Section 4.12 Tax Status. Arvana has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Arvana has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Arvana know of no basis for any such claim.

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Section 4.13 Foreign Corrupt Practices. Neither Arvana, nor, to the Knowledge of Arvana, any agent or other Person acting on behalf of Arvana, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Arvana (or made by any Person acting on its behalf of which Arvana is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 4.14 Money Laundering. Arvana is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, the Laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 4.15 Illegal or Unauthorized Payments; Political Contributions. Neither Arvana nor, to the Knowledge of the Arvana, any of the officers, directors, employees, agents or other representatives of the Arvana or any other business entity or enterprise with which Arvana is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of Arvana.

Section 4.16 Investment Company. Arvana is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.17 No Disqualification Events. None of Arvana, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Arvana, any beneficial owner of 10% or more of Arvana’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Arvana in any capacity at the time of sale is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Arvana has exercised reasonable care to determine whether any Person made party to this Agreement is subject to a Disqualification Event.

Section 4.18 Investment Representations. For purposes of this Section 3.30, any reference to the “Membership Interests” shall be deemed solely to be a reference to those Equity Securities being delivered to Arvana.

(a)	Investment Purpose. Arvana understands that the consummation of the Transactions including the delivery of the Membership Interests to Arvana, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Membership Interests that are being acquired by Arvana are being acquired for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under Securities Act.
(b)	Reliance on Exemptions. Arvana understands that the Membership Interests are being purchased and sold in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that Arvana has been furnished with all documents and materials relating to the business, finances, and operations of Down2Fish in making an informed decision regarding this Agreement and the underlying transactions. Down2Fish is relying upon the truth and accuracy of Arvana’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of Arvana to acquire the Membership Interests.
(c)	Information. Arvana and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of Down2Fish and materials relating to the offer and sale of the Membership Interests requested Arvana or its advisors. Arvana and its advisors, if any, have been afforded the opportunity to ask questions of Down2Fish. Arvana understands that his investment in the Membership Interests involves a significant degree of risk. Arvana is not aware of any facts that may constitute a breach of any of Down2Fish’s representations and warranties made herein.
(d)	Governmental Review. Arvana understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Membership Interests.

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(e)	Transfer or Resale. Arvana understands that the sale or re-sale of the Membership Interests has not been and is not being registered under the Securities Act or any applicable state securities Laws, and that the Membership Interests may not be transferred unless sold or transferred pursuant to (i) an effective registration statement under the Securities Act; or (ii) sold or transferred pursuant to an exemption from such registration; or (iii) sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act).
(f)	Neither Down2Fish nor any other Person is under any obligation to register the Membership Interests under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case).

Section 4.19 Disclosure. All disclosure provided to Down2Fish regarding Arvana and its business and the Transactions furnished by or on behalf of Arvana with respect to the representations and warranties made herein is true and correct with respect to such representations and warranties and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.20 No Brokers. Arvana has not retained any broker or finder in connection with any of the Transactions, and has not incurred or agreed to pay, or has taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

ARTICLE V. CONDITIONS TO THE CLOSING

Section 5.01 Conditions to the Obligations of all of the Parties. The obligations of all of the Parties to consummate the Closing are subject to the satisfaction, or waiver by each of the Parties, at or before the Closing Date of all the following conditions:

(a)	No provisions of any applicable Law, and no Order shall prohibit or impose any condition or prohibition on the consummation of the Closing.
(b)	There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.
(c)	The Parties shall have received all necessary approvals from all required Authorities to consummate the Transactions.

Section 5.02 Conditions to the Obligations of Arvana for the Closing. The obligations of Arvana to consummate the Closing are subject to the satisfaction (or waiver by Arvana), at or before the Closing Date, of the following conditions:

(a)	Arvana shall have completed its due diligence investigation of Down2Fish to its satisfaction in Arvana’s sole discretion;
(b)	The representations and warranties made by the Down2Fish Parties in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;
(c)	No Material Adverse Change shall have occurred in the business, assets, liabilities, results, financial condition, affairs, or prospects of Down2Fish from the Effective Date to the Closing;
(d)	Each of the Down2Fish Parties shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by such Down2Fish Parties prior to or at the Closing;
(e)	LCF shall have approved this Agreement and the Transactions and shall not have withdrawn such approval;
(f)	Down2Fish shall have provided the Financial Statements to Arvana; and
(g)	All consents, approvals, waivers, or amendments pursuant to all contracts, licenses, permits, trademarks, and other intangibles in connection with the Transactions, or for the continued operation of Down2Fish after the Closing Date on the basis as presently operated shall have been obtained.

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Section 5.03 Condition to the Obligations of the Down2Fish Parties for the Closing. The obligations of the Down2Fish Parties to consummate the Closing are subject to the satisfaction (or waiver by Down2Fish and LCF), at or before the Closing Date, of the following conditions:

(a)	The Down2Fish Parties shall have completed their due diligence investigation of Arvana to their satisfaction in the Down2Fish Parties’ sole discretion;
(b)	The representations and warranties made by Arvana in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;
(c)	Arvana shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Arvana prior to or at the Closing;
(d)	Arvana’s board of directors shall have approved this Agreement. Arvana shall provide an attested or certified copy of such resolution, and the Transactions and shall not have withdrawn such approval;
(e)	Arvana’s shareholders shall have approved this Agreement and the Transactions and shall not have withdrawn such approval.

ARTICLE VI. ADDITIONAL COVENANTS OF THE PARTIES

Section 6.01 Access to Properties and Records. From the Effective Date until the completion of the Closing or the earlier termination of this Agreement in accordance with its terms, Arvana and Down2Fish will each afford to the officers and authorized Representatives of the other full access to the properties, books and records of Arvana or Down2Fish, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Arvana or Down2Fish, as the case may be, as the other shall from time to time reasonably request.

Section 6.02 Delivery of Books and Records. At the Closing, Down2Fish shall deliver to Arvana, the company minute books, books of account, contracts, records, and all other books or documents of Down2Fish in the possession of Down2Fish or its Representatives.

Section 6.03 Third Party Consents and Certificates. Arvana and the Down2Fish Parties agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the Transactions.

Section 6.04 Actions Prior to the Closing. From and after the Effective Date until the Closing or the earlier termination of this Agreement in accordance with its terms and except as permitted or contemplated by this Agreement, each of Arvana and Down2Fish will:

(a)	carry on their respective businesses in substantially the same manner as it has heretofore;
(b)	maintain and keep their properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;
(c)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;
(d)	perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;
(e)	use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and
(f)	fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state Laws (including without limitation, the federal securities Laws) and all rules, regulations, and orders imposed by federal or state governmental authorities.

Section 6.05 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify each of the other Parties of:

(a)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions;
(b)	any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and
(c)	any actions, suits, claims, investigations, or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

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Section 6.06 Arvana Due Diligence Review. Following the Effective Date, Down2Fish shall give to Arvana and its authorized Representatives full and complete access to the books and records, contracts, facilities, and personnel of Down2Fish as Arvana and its authorized Representatives may request so that Arvana may complete its due diligence investigation of Down2Fish and shall provide to Arvana monthly operational reports with respect to the business of Down2Fish. Down2Fish also agrees to provide Arvana and its authorized Representatives with access to any information in Down2Fish’s possession or within Down2Fish’s control that contains information generated by Down2Fish regarding its financial, operational, and/or regulatory condition (present, past, or prospective).

Section 6.07 Limitation on Business Activities. Following the Effective Date and until the earlier to occur of the termination of this Agreement or the Closing, and except as permitted or contemplated by this Agreement, Down2Fish shall not, without the prior written consent of Arvana:

(a)	make any material change in the type or nature of the Down2Fish’s business, or in the nature of the Down2Fish’s operations;
(b)	enter into, create, assume, or suffer to exist any debt, contract, or other obligation in excess of $10,000, other than that currently in existence;
(c)	amend, modify, withdraw, or terminate any of Down2Fish’s Organizational Documents;
(d)	issue any additional Equity Securities or Derivatives;
(e)	engage or other hire, or terminate, any employee, contractor or consultant or enter into any contract with any of the forgoing;
(f)	declare or make, or agree to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any Membership Interest holder of Down2Fish, purchase or redeem, or agree to purchase or redeem;
(g)	make any material change in the method of management, operation or accounting of Down2Fish;
(h)	enter into any other material transaction other than sales in the ordinary course of Down2Fish’s business;
(i)	make any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with Down2Fish’s officers, directors, or employees; or (vi) undertake any transaction which could reasonably be expected to adversely affect the rights of Down2Fish hereunder or the ability of the Parties to consummate the Transactions;
(j)	enter into any new agreements of any kind or undertake any new obligations or liabilities likely to have a material impact on Down2Fish’s business; or
(k)	enter into any agreements to undertake any of the foregoing.

Section 6.08 No-Shop.

(a)	From the Effective Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, none of Parties shall, and each of the Parties shall cause the Representatives of any of the Parties not to, directly or indirectly:
(i)	solicit, initiate, knowingly encourage, or knowingly facilitate the making, submission, or announcement of any Acquisition Inquiry;
(ii)	furnish any non-public information regarding Down2Fish to any Person who has made an Acquisition Inquiry;
(iii)	engage in discussions or negotiations with any Person who has made any Acquisition Inquiry;
(iv)	approve, endorse, or recommend any Acquisition Inquiry or Acquisition Transaction;
(v)	withdraw or propose to withdraw its approval and recommendation in favor of this Agreement and the Transactions; or
(vi)	enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement for any Acquisition Inquiry or Acquisition Transaction.

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ARTICLE VII. TERMINATION

Section 7.01 Termination. This Agreement may be terminated on or prior to the Closing Date:

(a)	By the mutual written consent of Arvana and the Down2Fish Parties;
(b)	By Arvana (i) if the conditions to the Closing as set forth in Section 5.01 and Section 5.02 have not been satisfied or waived by Arvana, which waiver Arvana may give or withhold in its sole discretion, by the Termination Date, provided, however, that Arvana may not terminate this Agreement pursuant to this clause (i) of this Section 7.01(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by Arvana; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any Down2Fish Party contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by Arvana or cured by the Down2Fish Parties, applicable, within five (5) Business Days after receipt by Down2Fish of written notice thereof from Arvana or is not reasonably capable of being cured prior to the Termination Date; or (iii) pursuant to the provisions of Section 6.06.
(c)	By Down2Fish and LCF acting together (i) if the conditions to Closing as set forth in Section 5.01 and Section 5.03 have not been satisfied or waived by Down2Fish and LCF, which waiver Down2Fish and LCF may give or withhold in their sole discretion, by the Termination Date, provided, however, that Down2Fish and LCF may not terminate this Agreement pursuant to this clause (i) of this Section 7.01(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by any of the Down2Fish Parties; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of Arvana contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by Down2Fish and LCF or cured by Arvana, applicable, within five (5) Business Days after receipt by Arvana of written notice thereof from Down2Fish or is not reasonably capable of being cured prior to the Termination Date.
(d)	By any Party, if a court of competent jurisdiction or other Authority shall have issued an order or taken any other action permanently restraining, enjoining, or otherwise prohibiting the Transactions and such order or action shall have become final and non-appealable.

Section 7.02 Survival After Termination. If this Agreement is terminated in accordance with Section 7.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 7.02 and Article IX shall survive the termination of this Agreement and nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

ARTICLE VIII. INDEMNIFICATION

Section 8.01 Indemnification of Arvana. Provided that the Closing occurs, Down2Fish hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law Arvana, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each an “Arvana Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses” and each individually a “Loss”) incurred or sustained by any Arvana Indemnified Party as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of Down2Fish contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, and (b) any Actions by any third parties with respect to the business or operations of Down2Fish for any period on or prior to the Closing Date. Notwithstanding the forgoing, with respect to any indemnification obligations of Down2Fish arising from any Losses as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the LCF as set forth in Section 3.08 or Section 3.30, such indemnification obligations shall be solely the obligations of LCF giving such representations, warranties, covenants and agreements from which such claim arose, severally and not jointly and severally.

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Section 8.02 Indemnification of LCF and Down2Fish. Provided that the Closing occurs, Arvana hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law LCF, Down2Fish and each of its officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “Down2Fish Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Down2Fish Indemnified Party as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of Arvana contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, and (b) any Actions by any third parties with respect to the business or operations of Arvana for any period on or prior to the Closing Date.

Section 8.03 Procedure. The following shall apply with respect to all claims by any Down2Fish Indemnified Party or Arvana Indemnified Party for indemnification with respect to actions by third parties (with any references herein to an “Indemnified Party” being a reference to a Down2Fish Indemnified Party or a Arvana Indemnified Party, as applicable, and any references herein to an “Indemnifying Party” being a reference to Arvana or Down2Fish, as applicable):

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (“Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8.03(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.
(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.03(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.03(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

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(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (“Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 8.04 Periodic Payments. Any indemnification required by this Article VIII for costs, disbursements, or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 8.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 8.06 Time Limit. The obligations of Down2Fish and Arvana under Section 8.01 and Section 8.02 shall expire on the later of two (2) years from the Closing Date or on the satisfaction of the Note, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article VIII which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party.

Section 8.07 Certain Limitations. The indemnification provided for in Section 8.01 and Section 8.02 shall be subject to the following limitations:

(a)	Arvana shall not be liable to the Down2Fish Indemnified Parties for indemnification under Section 8.01 until the aggregate amount of all Losses in respect of indemnification under Section 8.01 exceeds $10,000 (“Basket”), in which event Arvana shall be required to pay or be liable for all such Losses in excess of the Basket up to a maximum amount equal to the Note.
(b)	Down2Fish shall not be liable to the Arvana Indemnified Parties for indemnification under Section 8.01 until the aggregate amount of all Losses in respect of indemnification under Section 8.01 exceeds the Basket, in which event Down2Fish shall be required to pay or be liable for all such Losses in excess of the Basket up to a maximum amount equal to the Note.

Section 8.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and any indemnified party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the any indemnified party’s or by reason of the fact that such indemnified party knew or should have known that any such representation or warranty is, was or might be inaccurate.

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Section 8.09 Exclusive Remedy. In the event that the Closing occurs, the indemnification provisions contained in this Article VIII shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, from and after the Closing, to the fullest extent permitted under applicable law and except as otherwise specified in this Article VIII, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable law.

ARTICLE IX. MISCELLANEOUS

Section 9.01 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (“Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).
(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Parties shall select one arbitrator and the two arbitrators so selected shall select a single Arbitrator to conduct the arbitration.
(c)	The laws of the State of Florida shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Florida applicable to a contract negotiated, signed, and wholly to be performed in the State of Florida, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law within sixty (60) calendar days after the Arbitrator shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.
(d)	The arbitration shall be held in Manatee County, Florida in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.
(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 9.01(c).
(f)	The Arbitrator may, at his or her discretion, and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determination.
(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.
(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Manatee County, Florida to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

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Section 9.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Florida, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Manatee County, Florida. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 9.03 Waiver of Jury Trial.

(a)  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.03(a).

(b)  EACH of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 9.04 Limitation on Damages. Except as provided in Article VIII as pertaining to Indemnification of the Parties, in no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect, or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 9.05 Brokers. Arvana and the Down2Fish Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Arvana and the Down2Fish Parties each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee arising from the Transactions based on any alleged agreement or understanding between the Indemnifying Party and such third person, whether express or implied from the actions of the Indemnifying Party.

Section 9.06 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Arvana, to:

Arvana Inc.

Attn: Ruairidh Campbell

299 Main Street, 13th Floor

Salt Lake City, Utah 84111

Email: ruairidhcampbell@msn.com

If to Down2Fish, to:

Down2Fish Charters, LLC

Attn: Richard Surber

901 25th Avenue

Palmetto, Florida 34221

Email: hudconsult@aol.com

If to LCF Salons, to:

LCF Salons LLC

Attn: Logan Fast

1298 South 900 East

Salt Lake City, Utah 84105

Email: logan@landissalon.com

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(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.
(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) calendar days after mailing, if sent by registered or certified mail.

Section 9.07 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.08 Confidentiality. Each Party agrees that, unless and until the Transactions have been consummated, it and its Representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any Representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the Transactions. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 9.09 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement, or press release to the general public, to the trade, or to any third party (other than its advisors and Representatives in connection with the Transactions) or file any document, relating to this Agreement and the Transactions, except as may be mutually agreed by the Parties. The Parties acknowledge and agree that Arvana is obligated to file certain disclosure with the Commission connected to any material event, including a change in control, in reference to this Agreement and the Transactions (“Material Event”). Other than a Material Event or the disclosures referenced in the immediately preceding sentence, copies of any such filings, public announcements, or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section 9.10 Third Party Beneficiaries. This contract is strictly between the Arvana, Down2Fish, and the LCF, except as specifically provided herein, no other Person, director, officer, stockholder (other than LCF), employee, agent, or independent contractor shall be deemed to be a third-party beneficiary of this Agreement.

Section 9.11 Expenses. Subject to Article VIII and Section 9.07, whether or not the Exchange is consummated, each of Arvana and the Down2Fish Parties will bear their own respective expenses incurred in connection with the Exchange or any of the Transactions, except Arvana shall be responsible for the accounting fees and audit fees associated with the preparation of the Financial Statements.

Section 9.12 Entire Agreement. This Agreement and the other agreements, documents and references herein represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 9.13 Survival. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the Transactions for a period of two years.

Section 9.14 Amendment; Waiver; Remedies; Agent.

(a)	This Agreement may be amended, modified, superseded, terminated, or cancelled, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived by a written instrument executed by Arvana, and the Down2Fish Parties.
(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.
(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.
(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive, or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

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Section 9.15 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or any provision thereof.

Section 9.16 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 9.17 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on permitted successors and assigns of the Parties.

Section 9.18 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each of the Down2Fish Parties and Arvana shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the Transactions shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement.

Section 9.19 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.20 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures on the following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Arvana Inc.

By:	/s/ Ruairidh Campbell
Name:	Ruairidh Campbell
Title:	Chief Executive Officer

Down 2 Fish Charters, LLC

By:	/s/ Richard Surber
Name:	Richard Surber
Title:	Manager

Down 2 Fish Charters, LLC

By:	/s/ Logan Fast
Name:	LCF Salons, LLC
Title:	Member

LCF Salons, LLC.

By:	/s/ Logan Fast
Name:	Logan Fast
Title:	Manager

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Exhibit A

Secured Promissory Note

THE ISSUANCE AND SALE OF THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS SECURITY.

Principal Amount Issue Date

$700,000 January __, 2023

FOR VALUE RECEIVED, Arvana, Inc., a Nevada corporation (hereinafter called the “Maker”), hereby promises to pay to the order of LCF Salons, LLC. (hereinafter called the “Holder”) the total sum of SEVEN HUNDRED THOUSAND DOLLARS ($700,000) (“Principal Amount”), on or before January __, 2025 (the “Maturity Date”), when same becomes due and payable, whether at maturity or upon acceleration, prepayment or otherwise (the “Note”).

This Note is appended to the Business Purchase Agreement dated as of November 15, 2022 (the “Business Purchase Agreement”) as Exhibit A thereto, between Maker and the Holder. The Maker’s obligations under this Note, including without limitation its obligation to make payments of interest thereon, are secured by certain assets of the Maker defined by the terms of the Security Agreement dated as of even date appended hereto as Schedule I.

All payments due hereunder in accordance with the terms hereof shall be made in lawful money of the United States of America and made at such address as the Holder does hereby and shall hereafter provide to the Maker by written notice in accordance with the provisions of this Note. When any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday, or a day on which commercial banks in Palmetto, Florida is authorized, or required by law or executive order to remain closed.

Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Business Purchase Agreement. This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof. The following terms shall apply to this Note:

1. TERMS

1.01 Interest. Interest shall be paid on the annual anniversary of the Issue Date for the following twelve months to the Maturity Date. The Note shall bear interest from the Issue Date until this Note shall have been paid in full at the lower of (i) seven and one quarter percent (7 ¼ %) per annum, or (ii) the maximum non-usurious rate of interest permissible under applicable law; provided, however, that any amount not paid when due in accordance with the terms of this Note shall bear interest from the date such payment was due until paid at the lower of (i) fifteen percent (15%) per annum or (ii) the maximum non-usurious rate of interest permissible under applicable law. Unless otherwise agreed or required by applicable law, payments towards interest and principal will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

1.02. Prepayment. The Maker may pre-pay all or any part of this Note at any time, without cost or penalty.

1.03 No Impairment. The Maker shall not take any action, directly or indirectly, which would impair the rights of the Holder hereunder.

1.04 Waivers of Demand. The Maker and any other person who guarantees or endorses this Note, to the extent allowed by law, hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, all other notices whatsoever and bringing of suit and diligence in taking any action to collect amounts called for hereunder, and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

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1.05 Replacement Note. In the event that the Holder notifies the Maker that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for the outstanding principal amount, if different than that shown on the original Note), shall be delivered to the Holder, provided that the Holder executes and delivers to the Maker an agreement reasonably satisfactory to the Maker to indemnify the Maker from any loss incurred by it in connection with this Note.

1.06 Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

1.07 No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

2. Representations and Warranties

2.01 Organization; Existence; Good Standing; Compliance with Laws. Maker is a corporation formed in Nevada, validly existing and in good standing under the laws of its jurisdiction, and in compliance with laws applicable to Maker.

2.02 Authorization; Enforceability. Maker has the authority and has taken all necessary action to execute, deliver and perform this Note to consummate the transactions contemplated hereby. This Note has been duly executed and constitutes Maker’s legal, valid, and binding obligation, enforceable in accordance with its terms.

2.03 No Conflicts. The execution and delivery of this Note, and the performance of Maker of its obligations hereunder, do not and will not violate, breach, or conflict with or require consent pursuant to any existing law or regulation or any writ or decree of any court or governmental authority, any of Maker’s constituent documents, or any agreement to which Maker or its assets are bound.

2.04 No Default. No Event of Default exists as of the Issue Date hereto.

2.05 Title to Assets; No Liens. Maker has good and, in the case of real property, marketable, title to, or a valid leasehold interest in or license to, all of its properties and assets, real and personal, tangible, and intangible, of any nature whatsoever, free and clear of all liens, charges and claims.

2.06 No Litigation. Maker knows of no claim, action, suit, proceeding, or investigation pending, threatened against, or affecting Maker with respect to this Note or that has had, or would reasonably be expected to have a material adverse effect on Maker’s ability to perform its obligations under this Note.

3. COVENANTS

3.01 Access to Records; Reporting. Maker, on notice, shall allow Holder or its designees reasonable access during normal business hours, or without notice if an Event of Default exists or is continuing, for the purpose of inspecting, verifying, and auditing the books and records of Maker, and shall furnish to Holder copies of books, records or extracts as Holder may reasonably request.

3.02  Limitation on Transactions with Affiliates. Maker shall not directly or indirectly enter into any transaction for the purchase, lease, sale or exchange of property, the rendering of any service, or the payment of management, advisory or similar fees to any affiliate, except in the ordinary course of business upon fair and reasonable terms no more favorable than those extended in a comparable arm’s length transaction with an unaffiliated person or business.

3.03  Limitation on Transfer of Assets. Maker shall not transfer its assets other than in the ordinary course of business.

4. EVENTS OF DEFAULT

Should any of the following Events of Default (each, an “Event of Default”) occur:

4.01  Failure to Pay Principal. The Maker fails to pay accrued interest or the Principal Amount of the Note hereof when due, whether at maturity, upon acceleration or otherwise.

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4.02  Breach of Covenants. The Maker breaches any material covenant, material term, or condition contained in this Note and any collateral documents including but not limited to the Business Purchase Agreement, and such breach continues for a period of ten (10) days after written notice thereof is delivered to Maker by the Holder.

4.03  Breach of Representations and Warranties. Any representation or warranty of the Maker made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Business Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Business Purchase Agreement.

4.04  Receiver or Trustee. The Maker or any subsidiary of the Maker shall make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

4.05  Judgments. Any money judgment, writ or similar process shall be entered or filed against the Maker or any subsidiary of the Maker or any of its property or other assets for more than $1,000,000 that remains unvacated, unbonded or unstayed for a period of twenty (20) days, unless otherwise waived by the Holder, which waiver will not be unreasonably withheld.

4.06  Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any other law for the relief of debtors shall be instituted by or against the Maker or any subsidiary of the Maker.

4.07  Liquidation. Any dissolution, liquidation, or winding up of Maker or any substantial portion of its business.

4.08  Cessation of Operations. Any cessation of operations by Maker or Maker admits it is otherwise generally unable to pay its debts as such debts become due, though any disclosure of the Maker’s ability to continue as a “going concern” shall not be an admission that Maker cannot pay its debts as they become due.

4.09  Maintenance of Assets. The failure by Maker to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

4.10  Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Maker, the effectuation by the Maker of a transaction or series of related transactions in which more than 50% of the voting power of the Maker is disposed of, or the consolidation, merger or other business combination of the Maker with or into any other Person (as defined below), or Persons when the Maker is not the survivor shall be deemed to be an Event of Default pursuant to which the Maker shall be required to pay to the Holder, on the consummation of and as a condition to any such transaction, the Principal Amount and any interest payment due in satisfaction of this Note. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

4.11  Change in Management. At the option of the Holder, the chief executive officer, and a director, Ruairidh Campbell, resigns, dies or is otherwise relieved of the management positions he currently holds with Arvana; or the Manager of Down2Fish, Richard Surber resigns, dies or is otherwise relieved of the management position he currently holds with Down2Fish.

4.12 Distributions. In the event that Maker declares or make, or agree to declare or make, any payment of dividends or distributions of any assets of Down2Fish.

4.13 Assignment. At the option of the Holder, any attempt by Maker to assign the Note to a non-affiliated third-party Person.

5 MISCELLANEOUS

5.01  Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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5.02  Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery addressed, as set forth below, or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) on the third business day if deposited in the mail, registered or certified, return receipt requested, postage prepaid. The addresses for such communications shall be:

If to the Maker, to:

Arvana Inc.

Attn: Ruairidh Campbell

299 Main Street, 13th Floor

Salt Lake City, Utah 84105

Email: ruairidhcampbell@msn.com

If to the Holder:

LCF Salons LLC.

Attn: Logan Fast

3415 South Eastwood Dr

Salt Lake City, Utah 84109

Email: logan@landissalon.com

5.03  Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Maker and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended, or supplemented.

5.04 Assignability. Maker may not assign or transfer any of the obligations evidenced by this Note without the prior written consent of Holder. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

5.05 Cost of Collection. Should Maker default on payment of this Note, Maker shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

5.06 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Florida or in the federal courts located in Manatee County. The parties to this Note hereby irrevocably waive any objection to the jurisdiction and venue for any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Maker and Holder waive trial by jury. The prevailing Party or Parties shall be entitled to recover from the other Party or Parties their reasonable attorney's fees and costs. Should any provision of this Note or the Business Purchase Agreement delivered in connection herewith be declared invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note or the Business Purchase Agreement. All Parties hereby irrevocably waive personal service of process and consent to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices pursuant to this Note and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.07 Certain Amounts. Whenever pursuant to this Note the Maker is required to pay an amount in excess of the outstanding Principal Amount, the Maker and the Holder agree that the actual damages to the Holder from the receipt of a cash payment on this Note may be difficult to determine and the amount to be so paid by the Maker represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of opportunity. The Maker and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder.

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5.08 Purchase Agreement. By its acceptance of this Note, each Party hereto agrees to be bound by the applicable terms of the Business Purchase Agreement.

5.09 Remedies. The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Maker acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Maker of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Maker has caused this Note to be signed in its name by its duly authorized officer this January __, 2023.

Arvana Inc.

__________________________

By: Ruairidh Campbell

Its: Chief Executive Officer

State of Utah

County of Salt Lake)

On this ______day of ____________, in the year 2023, before me, ___________________ a notary date month year notary public name public, personally appeared ________________________________, proved on the basis of satisfactory name of document signer evidence to be the person(s) whose name(s) (is/are) subscribed to this instrument, and acknowledged (he/she/they) executed the same.

Witness my hand and official seal.

_______________________________

(Notary signature)

(seal)

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Schedule I

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of January __, 2022 (this “Agreement”), is by and between Arvana, Inc. a Nevada corporation (the “Company”), and LCF Salons, LLC (the “Secured Party”).

W I T N E S E T H:

WHEREAS, pursuant to that certain Business Purchase Agreement dated as of November __, 2022, by and between the Company and the Secured Party (the “Business Purchase Agreement”), the Company has agreed to issue a Secured Promissory Note (the “Note”) to the Secured Party in the amount of seven hundred thousand dollars ($700,000) that bears interest of seven and one quarter percent (7 ¼ %) per annum as part payment, in exchange for one hundred percent (100%) of the Membership Interests of Down2Fish Charters LLC. (“Down2Fish”)

WHEREAS, it is a condition to the obligation of the Secured Party to enter into the transactions contemplated by Business Purchase Agreement that the Company execute and deliver to the Secured Party this Agreement and that the Company grant the Secured Party a perfected security interest exclusively in all of the assets and properties of Down2Fish including the Membership Interests of Down2Fish to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Note;

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. CERTAIN DEFINITIONS.

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Business Purchase Agreement. Terms used herein that are defined in Article 9 of the UCC but not otherwise defined in this Agreement (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.

“Collateral” means the collateral in which the Secured Party is granted a perfected security interest by this Agreement which shall exclusively consist of one hundred percent of the Membership Interests of Down2Fish to include all of the assets and properties of Down2Fish, including personal property presently owned or hereafter acquired by Down2Fish, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral, and of insurance covering the same, and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Down2Fish Membership Interests:

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with Down2Fish’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, or rights under any of the Organizational Documents, agreements related to licenses, distribution and other agreements, computer software, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, Intellectual Property, and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security, and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments, and chattel paper;

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(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) The products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(x) above.

Notwithstanding the foregoing definition, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

“Event of Default” means the occurrence of either of the following: (i) the Company’s failure to repay the full outstanding principal balance and interest due under the Note when due, whether at maturity, upon acceleration or otherwise; (ii) any action or circumstance defined as an Event of Default in the Business Purchase Agreement; or (ii) any provision of this Agreement that shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by the Company, or by any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that the Company has any liability or obligation purported to be created under this Agreement.

“Intellectual Property” means the collective reference to all existing rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

“Obligations” means all of the Company’s obligations under this Agreement and all of the Company’s obligations under the Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term

“Obligations” shall include, without limitation: (i) principal of, and interest on the Note and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement, the Note or the Business Purchase Agreement; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

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“Organizational Documents” means with respect to an entity, the documents by which such entity was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such entity (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority, or other entity.

“UCC” means the Uniform Commercial Code of the State of Florida and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term

“Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.  GRANT OF SECURITY INTEREST.

As an inducement for the Secured Party to sell Down2Fish and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party a continuing perfected security interest in and to, a lien upon and a right of set-off against all of its right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”).

3. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE COMPANY

.

The Company represents and warrants to, and covenants and agrees with, the Secured Party, as follows:

3.1 Good Standing; Due Authorization; Enforceability.

(a) The Company is duly organized and in good standing in the jurisdiction of its formation. The Company shall at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business.

(b) The Company has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement has been duly executed and delivered by the Company.

(c) This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

3.2 No Conflicts. The execution, delivery and performance of this Agreement by the Company does not (i) violate any of the provisions of any Organizational Documents of the Company or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Company or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. No consent (including, without limitation, from stockholders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

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3.3 Information; Validity, Subordination, Perfection and Maintenance of Security Interests.

(a) All of the information set forth on Schedule I, including, without limitation, the Company’s name, jurisdiction of organization and location of Collateral, is true, correct and complete in all respects. The Company shall not change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days’ prior written notice to the Secured Party of such change and, at the time of such written notification, the Company provides any financing statements or fixture filings necessary to perfect and continue the Security Interest granted and evidenced by this Agreement.

(b) This Agreement creates in favor of the Secured Party a valid, security interest in the Collateral, securing the payment and performance of the Obligations. Upon filing of a UCC-1 financing statement, in the form attached hereto as Exhibit A, with the secretary of state’s office of the state in which the Company is organized (the “Financing Statement”), and payment of the applicable filing fees, all security interests created hereunder in any Collateral which may be perfected by filing UCC financing statements shall have been duly perfected. No consent of any third parties and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral, or (iii) the enforcement of the rights of the Secured Party hereunder.

(c)  The Company hereby authorizes the Secured Party to file the Financing Statement and any other financing statements under the UCC with respect to the Security Interest with the proper filing and recording agencies in any jurisdiction deemed proper by them. The Company shall, at the Company’s sole cost and expense, promptly execute and/or deliver to the Secured Party, such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in their reasonable discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to the Company’s Intellectual Property in which the Secured Party have been granted a security interest hereunder, substantially in a form reasonably acceptable to the Secured Party.

(d) The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 9.

3.4 Collateral.

(a) The Company is the sole owner of the Collateral, free and clear of any Liens (other than is set forth in Schedule II), security interests, encumbrances, rights, or claims, and is fully authorized to grant the Security Interest. There has been no adverse decision that would materially affect the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority that could reasonably be expected to have such material adverse effect.

(b) The Company shall keep and preserve their equipment, inventory and other tangible Collateral in good condition, repair and order, ordinary wear and tear excepted. The Company shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce, and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(c) The Company shall at all times maintain its tangible Collateral at the locations set forth under its name on Schedule I and may not relocate such Collateral unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party a valid, perfected and continuing perfected lien in the Collateral. The Company shall not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by the Company in its ordinary course of business and sales of inventory by the Company in its ordinary course of business) without the prior written consent of the Secured Party. The Company shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

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(d) The Company’s has no knowledge of any record filed with a governmental or regulatory authority, agency or recording office of an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument as it pertains to the Collateral.

(e) The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party, promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’ security interest therein. The Company shall permit the Secured Party and their representatives and agents to inspect the Collateral at any time during normal business hours, and to make copies of records pertaining to the Collateral as may be requested by a Secured Party from time to time.

(f) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

3.5 Insurance. The Company shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts sufficient to cover the full replacement cost thereof. Upon the written request of the Secured Party, the Company shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Secured Party, that (a) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Secured Party, and such cancellation or change shall not be effective for at least thirty (30) days after receipt by the Secured Party, of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (b) the Secured Party will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default.

4. RIGHTS AND REMEDIES UPON DEFAULT.

4.1 Scope of Rights and Remedies. Upon the occurrence of any Event of Default and the Secured Party’s demand for payment of the Note, and at any time thereafter, the Secured Party, acting through any agent appointed by it for such purpose, shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party, shall have all the rights and remedies of a secured party under the UCC. The Secured Party shall have the following rights and powers:

(a) The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Secured Party, without rent, all of the Company’s premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

(b) Upon notice to the Company by the Secured Party, all rights of the Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Company to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Secured Party shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of the Secured Party, to exercise in the Secured Party’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, the Secured Party shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Company or any of its direct or indirect subsidiaries.

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(c) The Secured Party shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

(d) The Secured Party shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Party and to enforce the Company’s rights against such account debtors and obligors.

(e) The Secured Party may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Party or its designee.

(e) The Secured Party may (but is not obligated to) transfer any or all Intellectual Property registered in the name of the Company at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Party or any designee or any purchaser of any Collateral.

4.2 Disposition of Collateral. The Secured Party may comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Secured Party may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Party sells any of the Collateral on credit, the Company will only be credited with payments actually made by the purchaser. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

4.3 License to Use Intellectual Property. For the purpose of enabling the Secured Party to further exercise rights and remedies under this Section 4 or elsewhere provided by agreement or applicable law, the Company hereby grants to the Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company) to use, license or sublicense following an Event of Default and the Secured Party’s demand for payment of the Note, any Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

5. APPLICATIONS OF PROCEEDS.

The proceeds of any sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at an interest rate equal to the lower of eighteen percent (18%) and the maximum rate permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages, and demands against the Secured Party arising out of the repossession, removal, retention, or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

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6. COSTS AND EXPENSES.

The Company agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including, without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto, or any expenses of any searches reasonably required by the Secured Party. The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil, or otherwise affect the Collateral or the Security Interest therein. The Company will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Note or this Agreement. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate.

7. RESPONSIBILITY FOR COLLATERAL.

The Company assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage, or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) the Secured Party (i) has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) the Company shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by the Company thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which it may be entitled at any time or times.

8. SECURITY INTEREST ABSOLUTE.

All rights of the Secured Party shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or entity or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

9. TERM OF AGREEMENT.

This Agreement and the Security Interest shall terminate on the date on which all payments under the Note have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Company contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

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10.  POWER OF ATTORNEY.

The Company authorizes the Secured Party, and does hereby make, constitute and appoint the Secured Party and its officers, agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in the name of the Secured Party or the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Secured Party, and at the expense of the Company, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Note all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which the Company is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

11. OTHER SECURITY.

To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting the Secured Party’s rights and remedies hereunder.

12. INDEMNIFICATION.

The Company shall indemnify, reimburse and hold harmless the Secured Party and its partners, members, shareholders, officers, directors, employees and agents (each, an “Indemnitee”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Note or the Business Purchase Agreement.

13. MISCELLANEOUS.

13.1 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

13.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. A Secured Party may assign its rights hereunder in connection with any private sale or transfer of its Note, in which case the term “Secured Party” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

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13.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Manatee County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

13.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

13.5 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

13.6 Notices. Any notice, demand or request required or permitted to be given by the Company or the Secured Party pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally, against written receipt therefor, or by verifiable email transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Arvana Inc.

299 Main Street, 13th Floor

Salt Lake City, Utah 84111

Attn: Ruairidh Campbell, Chief Executive Officer

Telephone: (801) 232-7395

E-mail: ruairidhcampbell@msn.com

If to the Secured Party:

LCF Salons, LLC

1298 South 900 East

Salt Lake City, Utah 8410

Attn: Logan Fast, President

Telephone: (801) 414-6844

E-mail: logan@landissalon.com

(or, in the case of a successor to a Secured Party in connection with a valid transfer of a Note, the address of such successor designated in a notice given to the Company and signed by the original secured party and such successor), or as shall be designated by such party (or successor) in writing to the other parties hereto in accordance with this Section 13.6.

13.7 Entire Agreement; Amendments. This Agreement, the Note and the Business Purchase Agreement constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No (i) amendment to this Agreement or (ii) waiver of any agreement or other obligation of the Company under this Agreement may be made or given except pursuant to a written instrument executed by the Company and the Secured Party. Any waiver given pursuant hereto shall be effective only in the specific instance and for the specific purpose for which given.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

Arvana Inc.

_________________________

By: Ruairidh Campbell

Its: Chief Executive Officer

LCF Salons, LLC

_________________________

By: Logan Fast

Its: Manager

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Exhibit A to the

Security Agreement

UCC-1 Financing Statements

Attached

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Schedule I to the

Security Agreement

COMPANY INFORMATION

Name of the Company:	Arvana Inc.
Jurisdiction of Organization:	Nevada
Organizational Identification Number:	EIN – 87-0618509
Trade names and other names used by the Company during the past five years:	None
Each location where Collateral or the Company’s books of account and records are located:	901 25th Avenue W Palmetto, Florida 34221
Name and location of each consignee, bailee, warehouseman, agent or processor in possession of any Collateral owned by the Company:	None

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Schedule II to the

Security Agreement

EXISTING LIENS AND ENCUMBRANCES

Lienholder	Type of Lien	Amount of Debt
1. LFC Salons, LLC	Secured Promissory Note	$700,000

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Exhibit B

Down2Fish Membership Interests

Membership Interest Holder	Interests	%
LCF Salons, LLC a Utah limited liability company		100
Totals:		100

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Disclosure Schedule

Section 3.09

Down2Fish Liabilities

43

Disclosure Schedule

Section 3.10

Down2Fish Financial Statements

44

Disclosure Schedule

Section 3.16(a)

Down2Fish Contracts

45

Disclosure Schedule

Section 3.16(c)

Down2Fish Intellectual Property

46

Disclosure Schedule

Section 3.17

Down2Fish Bank Accounts

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